                                                                      Exhibit 99


FOR INFORMATION CONTACT:

MEDIA CONTACT:     Tina Farrington, 419-784-2549, rfcmkt@rurban.net
INVESTOR CONTACT:  Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net


                 RURBAN FINANCIAL CORP. RELEASES FOURTH QUARTER
                       AND 2002 YEAR END FINANCIAL RESULTS


DEFIANCE, Ohio, February 26, 2003 - RURBAN FINANCIAL CORP. (NASDAQ: RBNF) ("Rurban") announced financial results for the fourth quarter and year ended December 31, 2002.

Rurban reported a net loss for the quarter of $6.1 million or $1.35 per diluted share, versus net income of $165,000 or $0.04 per diluted share, for the third quarter 2002. The fourth quarter loss was driven largely by a loan loss provision of $11.5 million, bringing the allowance for loan losses to $17.7 million or 3.21% of total loans at December 31, 2002. These fourth quarter results are in line with the estimated loss of $5 to $7 million announced on January 16.

The Company posted a loss for the year of $13.4 million, or $2.95 per diluted share, compared with net income of $2.3 million or $0.50 per diluted share for 2001. The primary reason for the loss in 2002 and the reduced level of earnings in 2001 was the discovery of extensive underwriting deficiencies in the loan portfolio, which resulted in loan loss provisions of $27.5 million in 2002 and $5.6 million in the fourth quarter of 2001.

"2002 was a year of discovery and assessment at Rurban. We have been working through significant loan problems, which surfaced late in the fourth quarter of 2001. These loan problems resulted from excessive growth without adequate controls. We believe we have done everything possible to address our problem loan situation and will continue to be aggressive and proactive in our response," stated Kenneth A. Joyce, Rurban President and CEO. "It is clear that our mission is to return to the core banking that made this organization successful for the past 100 years. Core banking will be done with sophistication and delivered using a combination of high personal touch and the technology that is available to us through our data processing subsidiary. This core banking with sophistication approach is enhanced with our continuing development and investment in Customer Relationship Management (CRM) as a key strategy."

During 2002 Rurban had a number of accomplishments that will benefit the organization in the years to come. The Company successfully completed three acquisitions, one on the banking side and two at Rurbanc Data Services, Inc.
(RDSI), our data processing subsidiary. The Company also made significant and meaningful strides in compliance with the provisions of its "Written Agreement" with federal and state banking regulators and continues to work toward a release of the restrictions of this arrangement.

Rurban is committed to resuming dividends to its stockholders as soon as possible. The company will be able to resume dividends when it receives regulatory approval and returns to consistent profitability.

 "Progress in these areas clearly sets an expectation, in our opinion, for dividends to be paid in the first quarter of 2004. We will provide our shareholders with a quarterly update and assessment of our progress and plans to resume our dividend," shared Joyce. "Our announcement earlier this week regarding the Purchase and Assumption Agreement for our Putnam and Hancock County branches and the December 31 announcement of the agreement to sell RFC Banking Company's Wood and Sandusky County branches, are two key steps in restoring the Company's capital and profits," added Joyce.

The Company has targeted 2003 as a rebuilding year for its banking business. During 2003 The State Bank and Trust Company will be focusing on:

        - Redefining its geographic market areas and corporate structure of the company

        -       Reshaping the banking business with new senior management

        - Complete the definition and implementation of our employee training programs

        - Establishing of a mortgage lending unit to improve the quality of our mortgage lending effort

        - Finalizing the creation, enhancement and implementation of our policies and procedures that were identified as deficient in 2002.

        -       Meeting profit and expense goals

Rurban is on track to deliver an operating profit for 2003. Shareholders, however, should expect some level of continued variation in earnings from quarter to quarter due to the size of the classified loan portfolio and the uncertain nature of the economy, loan recoveries and payoffs that will be occurring.

The Company's business plan includes the previously mentioned sale of the branches of RFC Banking Company. Rurban will use RFC Banking Company's current capital and the capital which will result from the branch sales as the capital and primary funding source for a non-banking subsidiary. This subsidiary would manage RFC Banking Company's classified loans that have not been included in the sale agreements. Cash flow from the principal and interest payments as well as the payoffs of classified loans would be available to repay debt of the loan subsidiary and to dividend to Rurban the cash for resumption of the Trust Preferred interest payments, common stock dividends and ultimately to reinvest in the expansion of Rurban's banking and data processing operations.

Rurban's net interest income declined $2.0 million from 2001 to $23.8 million in 2002. The net interest margin for 2002 was 3.17% compared to 3.81% for the previous year. This decline was largely due to a decrease in the yield on earning assets, which was not fully offset by the decrease in the Company's cost of funds. The major reason for the reductions in net interest income and in earning asset yield was a $1.1 million increase in the loss of interest income on non-performing and charged off loans. The decline in asset yield was also partially a result of higher liquidity and a corresponding higher average balance of funds invested in lower yielding investments.

Noninterest income increased by $1.0 million to $4.8 million in the fourth quarter of 2002 primarily as a result of a $713,000 increase in gains on sale of investments. Noninterest income for the year decreased $383,000 to $13.8 million in 2002 from $14.2 million in 2001. The year's decrease in total noninterest income was mainly due to a $1.7 million loss on the sale of the Company's investment in WorldCom bonds, which resulted in a $1.1 million after tax loss in the second quarter of 2002. Rurban's highly successful data processing and technology subsidiary, Rurbanc Data Services, Inc. (RDSI) posted an increase in noninterest income of $1.7 million or 28% to $7.8 million in 2002 compared to $6.1 million in 2001.

"We are particularly pleased with the consistent superior performance of RDSI. We plan to apply many of the successful principles of that business unit to other areas of the company to enhance their profits as well," said Joyce.

Noninterest expense for the fourth quarter of 2002 was $7.8 million compared to $7.7 million for third quarter 2002. Noninterest expense for the year 2002 was $30.5 million, up $2.5 million or 9% from $28.0 million in 2001. Professional fees increased $1.4 million due to increased consulting, legal and auditing fees associated with the evaluation and management of the Company's problem loans. The noninterest expenses of the acquired Oakwood branches and the data processing acquisitions were $1.2 million. Excluding these loan workout and acquisition expenses, noninterest expense declined $132,000.

Loans declined $113 million to $488 million at December 31, 2002, due to an increase in loans held for sale of $63 million, reduced new loan demand and $21 million of charged off loans. The increase in loans held for sale is due to a December 30, 2002 agreement to sell the Citizens Savings Bank division of RFC Banking Company to The Union Banking Company. This transaction is scheduled to close in late March 2003.

Asset quality statistics reflect a significant increase in both nonperforming assets and chargeoffs during 2002 compared to 2001 resulting from an aggressive approach of identifying potential problem loans and writing them off. Non-performing assets at December 31, 2002 were $20.8 million or 2.80% of total assets, versus $15.0 million or 2.00% at December 31, 2001. Annual net chargeoffs for 2002 were $20.5 million or 4.20% of total loans compared to $6.7 million or 1.12% for 2001. The ratio of the allowance for loan losses to nonperforming loans was 95% at December 31, 2002 compared to 63% at December 31, 2001.

The amount of loans classified as doubtful increased in 2002 $7.4 million to $14.9 million and substandard loans increased $28.4 million to $57.7 million. The allowance for loan losses at December 31, 2002 was $17.7 million or 3.21% of loans compared to $9.2 million or 1.54% at December 31, 2001.

While the amount of doubtful and substandard loans and their related allowance allocations increased during 2002, the pace of increase has slowed. Management believes that these problem loan statistics have peaked and that workout efforts will begin to reduce these balances in 2003.

Rurban will host a conference call at 4 p.m. EST, on February 27, 2003 to recap the Company's financial results and to discuss strategies for the future. The conference call may be accessed via the Internet (in listen only mode) live during the call at these web addresses: www.rurbanfinancial.net and http://www.firstcallevents.com/service/ajwz375250945gf12.html.

The call will also be available for replay until March 20, 2003 at these same web addresses.

RURBAN 2003 GOALS

        -       Focus on the quality of the loan underwriting process
        - Closing of two purchase and assumption agreements for the sale of the RFC Banking Company branches
        - Establishment of a loan subsidiary to manage the workout process for problem loans
        -       Continued focus on Customer Relationship Management (CRM)
        -       Completion of the centralization of operations functions
        - Implementation of all corrective actions necessary to achieve the release from the Written Agreement
        - Restoring earnings to a level sufficient to resume the payment of a dividend

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF.

The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFC Banking Company which consists of The Peoples Banking Company, The First Bank of Ottawa and The Citizens Savings Bank Company. The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, Fulton, Hancock, Putnam, Sandusky, Wood, and Cuyahoga. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. Rurban intends that such forward-looking statements be subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations regarding important risk factors including those identified in Rurban's most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed or implied in the forward-looking statements, and the making of such statements should not be regarded as a representation by Rurban or any other person that the results expressed therein will be achieved.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
December 31, 2002 and 2001

                                                                                                            Increase/(Decrease)
                                                                                                            -------------------
                                                                        December           December                       Annualized
                                                                          2002               2001              $               %
                                                                          ----               ----              -               -
ASSETS
Cash and due from banks                                              $    37,018,337   $    25,342,043   $    11,676,294      46%
Interest-earning deposits in other financial institutions                    260,000           260,000                 0       0
Federal funds sold                                                        14,000,000                 0        14,000,000       -
Securities available for sale                                            115,108,762       101,139,636        13,969,126       14
Loans held for sale                                                       63,536,309           439,991        63,096,318       -
Loans
       Commercial                                                        321,726,300       388,673,339       (66,947,039)     -17
       Residential first mortgage                                         84,431,599       106,689,148       (22,257,549)     -21
       Consumer                                                           81,647,857       105,264,384       (23,616,527)     -22
                                                                      ---------------    --------------    --------------
            Total loans                                                  487,805,756       600,626,871      (112,821,115)     -19
       Deferred loan fees, net                                              (331,130)         (335,941)            4,811       -1
       Allowance for loan losses                                         (17,693,841)       (9,238,936)       (8,454,905)      92
                                                                      ---------------    --------------    --------------
            Net loans                                                    469,780,785       591,051,994      (121,271,209)     -21
Premises and equipment, net                                               14,695,613        11,491,055         3,204,558       28
Federal Reserve and Federal Home Loan Bank Stock                           3,665,900         3,235,915           429,985       13
Foreclosed assets held for sale, net                                       1,960,276           325,502         1,634,774       -
Accrued interest receivable                                                3,966,721         4,939,741          (973,020)     -20
Deferred income taxes                                                      5,495,812         1,953,763         3,542,049       -
Goodwill                                                                   2,323,643           179,339         2,144,304       -
Core deposits and other intangibles                                          770,777                 0           770,777       28
Other assets                                                               9,733,744         5,850,114         3,883,630       66
                                                                      ---------------    --------------    --------------

            Total assets                                             $   742,316,679   $   746,209,093   $    (3,892,414)     -1%
                                                                      ===============    ==============    ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
       Deposits
            Demand                                                   $    46,114,153   $    52,830,193   $    (6,716,040)     -13%
            Savings, NOW and money market                                117,738,013       177,688,506       (59,950,493)     -34
            Time                                                         404,007,515       380,341,110        23,666,405       6
                                                                      ---------------    --------------    --------------
                 Total deposits                                          567,859,681       610,859,809       (43,000,128)      -7
       Deposits held for sale                                             68,175,660                 0        68,175,660       -
       Federal funds purchased                                                     0        14,850,000       (14,850,000)      -
       Notes payable                                                       6,000,000                 0         6,000,000       -
       Advances from Federal Home Loan Bank                               47,850,000        54,275,069        (6,425,069)     -12
       Trust preferred securities                                         10,000,000        10,000,000                 0       0
       Accrued interest payable                                            2,971,448         3,630,623          (659,175)     -18
       Other liabilities                                                   3,077,558         1,764,260         1,313,298       74
                                                                      ---------------    --------------    --------------

                 Total liabilities                                       705,934,347       695,379,761        10,554,586       2

Shareholders' Equity
       Common stock:  stated value $2.50 per share;
         shares authorized:  10,000,000; shares issued: 4,575,702;
         shares outstanding:  2002 - 4,565,721; 2001 - 4,564,513          11,439,255        11,439,255                 0       0
       Additional paid-in capital                                         11,009,733        11,013,284            (3,551)      0
       Retained earnings                                                  13,904,212        28,499,026       (14,594,814)     -51
       Accumulated other comprehensive income (loss),
         net of tax of $342,530 in 2002 and $371,863 in 2001                 664,911           721,851           (56,940)      -8
       Unearned ESOP shares                                                 (320,765)         (512,146)          191,381      -37
       Treasury stock                                                       (315,014)         (331,938)           16,924       -5
                                                                      ---------------    --------------    --------------

                 Total shareholders' equity                               36,382,332        50,829,332       (14,447,000)     -28
                                                                      ---------------    --------------    --------------

            Total liabilities and shareholders' equity               $   742,316,679   $   746,209,093   $    (3,892,414)     -1%
                                                                      ===============    ==============    ==============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Fourth Quarter Ended December 31, 2002 and Third Quarter 2002

                                                      Fourth Quarter           Third Quarter              Increase/(Decrease)
                                                                                                          -------------------
                                                           2002                     2002                   $                  %
                                                           ----                     ----                   -                  -
Interest income
       Loans                                       $           9,708,839    $          10,998,762    $     (1,289,923)       -12%
       Taxable                                                 1,026,850                1,096,742             (69,892)        -6
       Tax-exempt                                                 52,065                   53,985              (1,920)        -4
       Other                                                     142,170                  114,297              27,873         24
                                                     --------------------     --------------------     ---------------
            Total interest income                             10,929,924               12,263,786          (1,333,862)       -11

Interest expense
       Deposits                                                4,602,339                5,119,229            (516,890)       -10
       Short-term borrowings                                     122,058                   84,149              37,909         45
       Federal Home Loan Bank advances                           711,588                  749,095             (37,507)        -5
       Trust preferred securities                                270,744                  270,889                (145)        0
                                                     --------------------     --------------------     ---------------
            Total interest expense                             5,706,729                6,223,362            (516,633)        -8
                                                     --------------------     --------------------     ---------------

NET INTEREST INCOME                                            5,223,195                6,040,424            (817,229)       -14

       Provision for loan losses                              11,539,583                2,007,000           9,532,583        475
                                                     --------------------     --------------------     ---------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                             (6,316,388)               4,033,424         (10,349,812)       -257

Noninterest income
       Data service fees                                       2,195,029                2,051,794             143,235         7
       Trust fees                                                507,104                  591,289             (84,185)       -14
       Customer service fees                                     693,164                  643,534              49,630         8
       Net gain on sales of loans                                399,306                  175,551             223,755        127
       Net realized gains (losses) on sales of
          available-for-sale securities                          848,575                  135,847             712,728         0
       Loan servicing fees                                       143,227                   58,731              84,496        144
       Other income                                               21,550                  201,246            (179,696)       -89
                                                     --------------------     --------------------     ---------------
            Total noninterest income                           4,807,955                3,857,992             949,963         25

Noninterest expense
       Salaries and employee benefits                          3,996,740                3,961,120              35,620         1
       Net occupancy expense                                     330,906                  376,807             (45,901)       -12
       Equipment expense                                       1,106,533                1,005,193             101,340         10
       Data processing fees                                      105,530                  100,815               4,715         5
       Professional fees                                         862,564                  812,374              50,190         6
       Marketing expense                                         122,696                  129,978              (7,282)        -6
       Printing and office supplies                              195,093                  141,924              53,169         37
       Telephone and communication                               206,385                  194,102              12,283         6
       Postage and delivery expense                              156,110                  169,835             (13,725)        -8
       State, local and other taxes                              229,215                  196,118              33,097         17
       Other expenses                                            535,933                  586,537             (50,604)        -9
                                                     --------------------     --------------------     ---------------
            Total noninterest expense                          7,847,705                7,674,803             172,902         2
                                                     --------------------     --------------------     ---------------

INCOME BEFORE INCOME TAX EXPENSE                              (9,356,139)                 216,612          (9,572,751)      -4419
       Income tax expense                                     (3,206,530)                  51,151          (3,257,681)      -6369
                                                     --------------------     --------------------     ---------------

NET INCOME                                         $          (6,149,609)   $             165,461    $     (6,315,070)      -3817
                                                     ====================     ====================     ===============

Earnings per common share:
       Basic                                       $               (1.35)   $                0.04    $          (1.39)      -3817
                                                     ====================     ====================     ===============
       Diluted                                     $               (1.35)   $                0.04    $          (1.39)      -3817%
                                                     ====================     ====================     ===============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Fourth Quarter Ended December 31, 2002 and 2001

                                                                                                         Increase/(Decrease)
                                                     Fourth Quarter           Fourth Quarter             -------------------
                                                          2002                     2001                   $                  %
                                                          ----                     ----                   -                  -
Interest income
       Loans                                       $          9,708,839    $          11,722,439    $     (2,013,600)       -17%
       Taxable                                                1,026,850                1,439,048            (412,198)       -29
       Tax-exempt                                                52,065                   52,305                (240)        0
       Other                                                    142,170                    9,296             132,874        1429
                                                     -------------------     --------------------     ---------------
            Total interest income                            10,929,924               13,223,088          (2,293,164)       -17

Interest expense
       Deposits                                               4,602,339                5,944,728          (1,342,389)       -23
       Short-term borrowings                                    122,058                   38,000              84,058        221
       Federal Home Loan Bank advances                          711,588                  743,346             (31,758)        -4
       Trust preferred securities                               270,744                  270,889                (145)        0
                                                     -------------------     --------------------     ---------------
            Total interest expense                            5,706,729                6,996,963          (1,290,234)       -18
                                                     -------------------     --------------------     ---------------

NET INTEREST INCOME                                           5,223,195                6,226,125          (1,002,930)       -16

       Provision for loan losses                             11,539,583                5,625,000           5,914,583        105
                                                     -------------------     --------------------     ---------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                            (6,316,388)                 601,125          (6,917,513)      -1151

Noninterest income
       Data service fees                                      2,195,029                1,614,867             580,162         36
       Trust fees                                               507,104                  725,082            (217,978)       -30
       Customer service fees                                    693,164                  707,389             (14,225)        -2
       Net gain on sales of loans                               399,306                  220,470             178,836         81
       Net realized gains (losses) on sales of
          available-for-sale securities                         848,575                  293,994             554,581         0
       Loan servicing fees                                      143,227                  105,919              37,308         35
       Other income                                              21,550                  129,497            (107,948)       -83
                                                     -------------------     --------------------     ---------------
            Total noninterest income                          4,807,955                3,797,218           1,010,737         27

Noninterest expense
       Salaries and employee benefits                         3,996,740                3,739,368             257,372         7
       Net occupancy expense                                    330,906                  294,229              36,677         12
       Equipment expense                                      1,106,533                  882,303             224,230         25
       Data processing fees                                     105,530                  113,311              (7,781)        -7
       Professional fees                                        862,564                  687,234             175,330         26
       Marketing expense                                        122,696                  147,520             (24,824)       -17
       Printing and office supplies                             195,093                  167,844              27,249         16
       Telephone and communication                              206,385                  176,522              29,863         17
       Postage and delivery expense                             156,110                  147,661               8,449         6
       State, local and other taxes                             229,215                  173,227              55,988         32
       Other expenses                                           535,933                  657,257            (121,324)       -18
                                                     -------------------     --------------------     ---------------
            Total noninterest expense                         7,847,705                7,186,476             661,229         9
                                                     -------------------     --------------------     ---------------

INCOME BEFORE INCOME TAX EXPENSE                             (9,356,139)              (2,788,133)         (6,568,006)       -236
       Income tax expense                                    (3,206,530)              (1,016,841)         (2,189,689)       -215
                                                     -------------------     --------------------     ---------------

NET INCOME                                         $         (6,149,609)   $          (1,771,292)   $     (4,378,317)       -247
                                                     ===================     ====================     ===============

Earnings per common share:
       Basic                                       $              (1.35)   $               (0.39)   $          (0.96)       -247
                                                     ===================     ====================     ===============
       Diluted                                     $              (1.35)   $               (0.39)   $          (0.96)      -247%
                                                     ===================     ====================     ===============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Twelve Months Ended
December 31, 2002 and 2001

                                                                                                         Increase/(Decrease)
                                                      Twelve Months            Twelve Months             -------------------
                                                           2002                     2001                 $                  %
                                                           ----                     ----                 -                  -
Interest income
       Loans                                       $         43,294,773    $         50,482,611    $     (7,187,838)      -14%
       Taxable                                                4,781,105               5,462,886            (681,781)       -12
       Tax-exempt                                               219,713                 406,199            (186,486)       -46
       Other                                                    295,053                 167,133             127,920        77
                                                     -------------------     -------------------     ---------------
            Total interest income                            48,590,644              56,518,829          (7,928,185)       -14

Interest expense
       Deposits                                              20,300,799              26,414,346          (6,113,547)       -23
       Short-term borrowings                                    514,515                 328,340             186,175        57
       Federal Home Loan Bank advances                        2,923,090               2,986,829             (63,739)       -2
       Trust preferred securities                             1,074,577               1,048,109              26,468         3
                                                     -------------------     -------------------     ---------------
            Total interest expense                           24,812,981              30,777,624          (5,964,643)       -19
                                                     -------------------     -------------------     ---------------

NET INTEREST INCOME                                          23,777,663              25,741,205          (1,963,542)       -8

       Provision for loan losses                             27,530,583               8,733,000          18,797,583        215
                                                     -------------------     -------------------     ---------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                            (3,752,920)             17,008,205         (20,761,125)      -122

Noninterest income
       Data service fees                                      7,815,589               6,125,970           1,689,619        28
       Trust fees                                             2,468,159               2,744,743            (276,584)       -10
       Customer service fees                                  2,617,708               2,592,704              25,004         1
       Net gain on sales of loans                               758,663                 889,462            (130,799)       -15
       Net realized gains (losses) on sales of
          available-for-sale securities                        (833,515)                489,641          (1,323,156)      -270
       Loan servicing fees                                      402,143                 559,648            (157,505)       -28
       Other income                                             550,521                 759,445            (208,924)       -28
                                                     -------------------     -------------------     ---------------
            Total noninterest income                         13,779,268              14,161,613            (382,345)       -3

Noninterest expense
       Salaries and employee benefits                        15,719,892              15,448,319             271,573         2
       Net occupancy expense                                  1,349,537               1,210,915             138,622        11
       Equipment expense                                      3,960,712               3,488,586             472,126        14
       Data processing fees                                     492,534                 473,196              19,338         4
       Professional fees                                      3,129,592               1,712,161           1,417,431        83
       Marketing expense                                        487,754                 612,234            (124,480)       -20
       Printing and office supplies                             755,814                 705,583              50,231         7
       Telephone and communication                              792,168                 681,450             110,718        16
       Postage and delivery expense                             625,173                 590,570              34,603         6
       State, local and other taxes                             780,515                 641,452             139,063        22
       Other expenses                                         2,385,029               2,453,828             (68,799)       -3
                                                     -------------------     -------------------     ---------------
            Total noninterest expense                        30,478,720              28,018,294           2,460,426         9
                                                     -------------------     -------------------     ---------------

INCOME BEFORE INCOME TAX EXPENSE                            (20,452,372)              3,151,524         (23,603,896)      -749
       Income tax expense                                    (7,044,488)                898,566          (7,943,054)      -884
                                                     -------------------     -------------------     ---------------

NET INCOME                                         $        (13,407,884)   $          2,252,958    $    (15,660,842)      -695
                                                     ===================     ===================     ===============

Earnings per common share:
       Basic                                       $              (2.95)   $               0.50    $          (3.45)      -695
                                                     ===================     ===================     ===============
       Diluted                                     $              (2.95)   $               0.50    $          (3.45)      -695%
                                                     ===================     ===================     ===============


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